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                                                                  Exhibit 23(j)

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 61 to File No. 033-70742; Amendment No. 63 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 13, 2009, included in the 2008 Annual Reports to shareholders.

                                                   /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 13, 2009